Exhibit No. 99.1

INTAC RECEIVES NASDAQ NOTIFICATION

HONG KONG, May 10, 2005 /PRNewswire-FirstCall/ — On March 9, 2005, INTAC International, Inc. (Nasdaq: INTN; FSE: WKN 805768) (the “Company”) issued a press release announcing that it had not completed implementing a framework to enable management to assess the Company’s internal control over financial reporting for its fiscal year ended December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act of 2002.  As a result, the Company was unable to include management’s report on internal control over financial reporting and the related report of the Company’s independent public accounting firm on management’s assessment of the effectiveness of internal control over financial reporting (collectively, the “Attestations”) in the Company’s 2004 Form 10-K.

On May 6, 2005, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that, although the Company filed its 2004 Form 10-K, the Company does not comply with Nasdaq Marketplace Rule 4310(c)(14) because its 2004 Form 10-K did not include the Attestations.  The Company has requested a hearing on the matter before a Nasdaq Listing Qualifications Panel (the “Panel”).  Pending the hearing, which we expect to occur in early June 2005, the Company’s shares will continue to trade on Nasdaq, but its trading symbol will change from INTN to INTNE as of the opening of business on May 10, 2005.  The Company’s failure to file the Attestations in its 2004 Form 10-K is the only listing deficiency cited in the notification.

As discussed in the Company’s 2004 Form 10-K, management has selected the framework, and begun implementing such framework, necessary to enable management to assess and report on the Company’s internal control over financial reporting for the year ending December 31, 2005, in accordance with Section 404 of Sarbanes-Oxley.  In the hearing, the Company intends to request an extension of its listing privileges for a period of time sufficient to allow the Company to complete the implementation of the framework and the testing necessary to comply with Section 404 of Sarbanes-Oxley or an exception to the requirement to file the Attestations to the extent applicable to the 2004 Form 10-K.  If the Company’s request for an extension or exception is not granted, the Company’s common stock no longer will be eligible to be listed for trading on the Nasdaq.  While the Company is hopeful that the Panel will grant the Company’s request for an extension or an exception, there can be no assurance that such request will be granted.

About INTAC International, Inc.

INTAC International, Inc. is a provider of a full range of integrated educational and career development services as well as management software products for educational institutions in China. In a strong cooperation (partnership) with China’s Ministry of Education, INTAC tailors its online and offline services and products towards a target group of 300 million Chinese students. The services are delivered through the Company’s websites, www.PHRBank.com and www.Joyba.com, as well as through a range of mobile value-added services, its print formats and its local Career Service Centers across China.

Forward-Looking Statements

This press release contains certain “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied. Factors that could cause or contribute to such differences include, among other things, any change in the Company’s assessment of the time period to achieve compliance with Section 404 of Sarbanes-Oxley and the identification of other actions or alternatives that may be available to achieve compliance with the Nasdaq rules.  We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. INTAC undertakes no obligation to update any forward-looking statements made in this media release.

Contact: J. David Darnell, Senior Vice President and Chief Financial Officer, 469-916-9891, for further information.